As filed with the Securities and Exchange Commission on December [___], 2014
Registration No. [_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OranjTek Co.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

5960
(Primary Standard Industrial Classification Code Number)

33-1230065
(I.R.S. Employer Identification Number)

3422 Old Capitol Trail, Suite 700
Wilmington, DE 19808
Phone: (302) 295-6635
(Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

___________________________________________________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg Jaclin, Esq.
Szaferman, Lakind, Blumstein & Blader, PC
101 Grovers Mill Road
Second Floor
Lawrenceville, NJ 08648
(609) 557-0953

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

		Proposed	Proposed Maximum
Title of Each Class of	Amount to be	Maximum Offering Price	Aggregate Offering	Amount of Registration
Securities to be Registered	Registered	per Unit	Price	Fee (1)

Common Stock	2,000,000	$0.05	$100,000	$12.88

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated __________, 2014

PROSPECTUS
ORANJTEK, CO.
SHARES OF COMMON STOCK
1,000,000 Minimum – 2,000,000 Maximum

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers on a best efforts basis. The offering price is $0.05 per share. This registration statement constitutes the initial public offering of the company’s common stock.

Oranjtek Co. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your entire investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Funds from this offering will be placed in a separate bank account at Bank of America. There is no escrow, trust or similar account in which your subscription will be deposited. The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company, or other purposes. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 calendar days, with the Company’s discretion to extend the offering for an additional 90 calendar, provided, however, that the offering shall not remain open for more than 270 calendar days , and no creditors attach the funds. If the minimum is not reached by the end of the offering the funds will be promptly returned without interest (see “Plan of Distribution” on page 22 ).

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see "Risk Factors." All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.05 per share for the duration of the offering. There is currently no market for our common stock.

PLEASE NOTE THAT THE COMPANY IS A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

•	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

•	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

•
THE ISSUER OF THE SECURITIES HAS FILED ALL EXCHANGE ACT REPORTS AND MATERIAL REQUIRED TO BE FILED, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

Investing in our common stock involves risks (see "Risk Factors" starting on page 8). Our common stock will be an illiquid security without an active trading market.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

The shares of our common stock to be sold by us will be sold on our behalf by our executive officers and directors. Such officers and directors will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We, the Company and its promoters, do not seek to engage in a merger, acquisition or business combination with an unidentified private company or person.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.05	$0	$0.05
Per Share - Maximum	$0.05	$0	$0.05
Minimum	$50,000	$0	$50,000
Maximum	$100,000	$0	$100,000

We estimate that we will receive up to $100,000 in gross proceeds from the sale of shares in this offering. We also are estimating our expenses for this offering to be $18,012.88. Our net proceeds that we expect to receive from this offering will be $81,987.12. We will use the net proceeds from this offering to design, produce, market and sell our products and other general corporate purposes. However, given that there is a minimum offering size of $50,000 and a maximum offering size of $100,000, it is possible that we will receive significantly less proceeds than the expected proceeds of $81,987.12. The following is a table that shows the use of proceeds based on the amount of funds we expect to receive on a sliding scale as a percentage of the total offering amount.

	50%	75%	100%

Use of Proceeds	$50,000	$75,000	$100,000
Expenses associated with the offering (including Commissions)	$18,988	$18,988	$18,988
Design and develop our products	$10,338	$15,000	$15,000
Produce and manufacture our products	$10,337	$15,000	$15,000
To support sales and marketing efforts	$10,337	$15,000	$15,000
General working capital purposes	$0	$11,012	$36,012

In the event that we do not raise the expected capital of $100,000, we would apply the funds as stated above but would also need to raise additional funding to complete our business goals. We do not know the amounts or source of the funds and will be required to attempt additional financing.

There is no guarantee that we will sell any of the securities being offered in this offering.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December [_], 2014.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “OranjTek”, “Company”, “we”, “our”, or “us” refer to OranjTek unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were incorporated in Delaware on September 17, 2014. We are a development stage company. OranjT ek Co is a in the business of designing, manufacturing and selling custom, fashionable high-end umbrellas. We intend to use the net proceeds from this offering to develop our business operations as discussed in "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (September 17, 2014) through September 30, 2014 reports no revenues and a net loss of $4,136. Our independent registered public accounting firm has issued an audit opinion for OranjT ek Co which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our Directors collectively own 100% of the 2,000,000 outstanding shares of our common stock as of the date of this Offering. If the minimum amount of the shares will be sold, our Directors will own 66.7% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including control over the election of our directors, mergers, consolidations and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 3422 Old Capital Trail, Suite 700, Wilmington, Delaware 19808 and our telephone number is (302) 295-6635 . Our office is a virtual office. The basic annual fee for the virtual office is $315 per year. We also pay $36.90 per month for the phone service and an answering service. We do not have a contract or lease agreement for this arrangement.

Our primary website address is www.oranjtek.co . To date, we have purchased and own the domain name but have not completed and launched the website. The information on, or that can be accessed through this website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:
(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an “emerging growth company”, we can take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Starting in 2012, our founder, Karen Travis, has envisioned creating a business around developing high-end umbrellas for the fashion conscious.  In 2013, Ms. Travis attended the New Designers Show in London where university students showcased innovative designs across a number of product lines, including umbrellas fashion. It was at this event where she met with experts in the fashion industry and began building her idea for OranjT ek through researching the global umbrella industry and networking among industry experts.

To date OranjTek has been in discussions with several umbrella manufacturers including iBrolly Umbrella in the UK, Guy de Jean in France, J&H Umbrella in China and Pasotti Luxury Umbrellas in Italy. We are in advanced discussions with iBrolly Umbrella who have verbally agreed to produce two umbrella designs made to order. They are able to create exclusive designs for the high-end fashion brands such as Burberry and Coach. We plan to work with iBrolly to create our initial designs. They will provide the initial designs at no cost to the company. The initial designs and prototypes we expect to complete in the first quarter of 2015. We have not entered into any contract. Once the designs and prototypes are completed to our satisfaction , we plan to enter into a manufacturing agreement.

We have sourced and are in discussions with several web designers to build OranjTek a website which will showcase our umbrellas and will be our initial sales portal. We are currently working on the comprehensive layout of the website incorporating our logo and company colors to represent our brand. We hope to have that finalized by the second quarter of 2015.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	1,000,000 shares of common stock minimum and 2,000,000 shares of common stock maximum, par value $0.001

Offering price per share:	$ 0.05

Offering period:
The shares are being offered for a period not to exceed 180 days, which may be extended by an additional 90 days, at the Company’s discretion. In no event, however, shall the offering stay open for more than 270 calendar days.

Net proceeds to us:	Approximately $ 31,988 assuming the minimum number of shares is sold. Approximately $ 81 ,988 assuming the maximum number of shares is sold. We have expected offering expenses of $18,012.

Use of proceeds:
We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital and as more fully described in the Use of Proceeds section below on page 18 .

There is no guarantee that we will receive any proceeds from this offering.

Number of shares outstanding before the offering:	2,000,000

Number of shares outstanding after the offering:	3,000,000 (if minimum number of shares are sold) 4,000,000 (if maximum number of shares are sold)

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

OranjTek Co.
July 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
OranjTek Co.

We have audited the accompanying balance sheet of OranjTek Co. (the “Company”) as of July 31, 2014 and the related statements of operations, stockholder’s equity and cash flows for the period from September 17, 2013 (inception) through July 31, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2014 and the results of its operations and its cash flows for the period from September 17, 2013 (inception) through July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit at July 31, 2014, a net loss and net cash used in operating activities for the period from September 17, 2013 (inception) through July 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey
August 22, 2014

OranjTek Co.
Balance Sheet

July 31, 2014
Assets
Current Assets
Cash	$28,014
Prepaid professional fees	5,000
Total current assets	33,014
Total assets	$33,014

Liabilities and Stockholder's Equity
Current Liabilities
Accounts payable	$-
Total current liabilities	-

Stockholder's Equity
Common stock par value $0.001:100,000,000 shares authorized; 2,000,000 shares issued and outstanding	2,000
Additional paid-in capital	35,150
Accumulated deficit	(4,136)
Total stockholder's equity	33,014
Total liabilities and stockholder's equity	$33,014

See accompanying notes to the financial statements.

OranjTek Co.
Statement of Operations

For the Period from September 17, 2013 (inception) through July 31, 2014

Revenue	$-

Operating Expenses
Professional fees	2,000
Salary and compensation - officer	2,000
General and administrative expenses	136
Total operating expenses	4,136
Loss before Income Tax Provision	(4,136)
Income Tax Provision	-
Net Loss	$(4,136)
Net loss per common share
- Basic and Diluted	$(0.00)
Weighted average common shares outstanding
- Basic and Diluted	2,000,000

See accompanying notes to the financial statements.

OranjTek Co.
Statement of Stockholder's Equity
For the period from September 17, 2013 (inception) through July 31, 2014

	Common stock par value $0.001		Additional		Total
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholder's Equity

September 17, 2013 ( inception )	-	$-	$-	$-	$-

Issuance of common shares as compensation upon formation valued at $0.001 per share upon formation	2,000,000	2,000	-	-	2,000

Capital Contribution	-	-	35,150	-	35,150

Net loss	-	-	-	(4,136)	(4,136)
Balance, July 31, 2014	2,000,000	$2,000	$35,150	$(4,136)	$33,014

See accompanying notes to the financial statements.

OranjTek Co.
Statement of Cash Flows

For the Period from September 17, 2013 (inception) through July 31, 2014
Cash Flows from Operating Activities
Net loss	$(4,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued as compensation	2,000
Changes in operating assets and liabilities:
Prepayments and other current assets	(5,000)
Net Cash Used in Operating Activities	(7,136)

Cash Flows from Financing Activities
Contribution of capital	35,150
Net Cash Provided by Financing Activities	35,150

Net Change in Cash	28,014

Cash - beginning of reporting period	-

Cash - end of reporting period	$28,014

Supplemental disclosure of cash flow information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to the financial statements.

OranjTek Co.
July 31, 2014
Notes to the Financial Statements

Note 1 - Organization and Operations

OranjTek Co.

OranjTek Co. (the “Company”) was incorporated on September 17, 2013 under the laws of the State of Delaware. The Company intends to engage in the business of marketing and distribution of Umbrellas.

Note 2 - Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected July 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)
Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)
Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)
Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from September 17, 2013 (inception) through July 31, 2014.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the period from September 17, 2013 (inception) through July 31, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.
Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.
Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit at July 31, 2014, a net loss and net cash used in operating activities for the reporting period from September 17, 2013 (inception) through July 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share.

Common Stock

Upon formation the Company issued 2,000,000 shares of common stock to its stockholder, officer and director valued at $0.001 per share, or $2,000 in aggregate as compensation.

Additional Paid-in Capital

For the period from September 17, 2013 (inception) to July 31, 2014, the stockholder, officer and director of the Company contributed $35,150 in cash as additional paid-in capital.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Karen Travis	President and Director

Free Office Space

The Company has been provided a virtual office space located 3422 Old Capital Trail, Suite 700, Wilmington, Delaware 19808. We pay an annual fee of $315 for our virtual office space. Depending on the amount of mail that we receive and the use of our office, we may incur other service fees. We also pay $36.90 per month for the phone service and an answering service. We do not have a contract or lease agreement for this arrangement. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 6 – Income Tax Provision

Deferred Tax Assets

As of July 31, 2014, the Company had net operating loss (“NOL”) carry-forwards for Federal income tax purposes of $4,136 that may be available to reduce future years’ taxable income through 2034. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,406 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $1,406 for the period from September 17, 2013 (inception) through July 31, 2014.

Components of deferred tax assets are as follows:

July 31, 2014
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$1,406

Less valuation allowance	(1,406)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Reporting Period Ended July 31, 2014

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss (“NOL”) carry-forwards	(34.0)

Effective income tax rate	0.0%

Tax Returns Remaining subject to IRS Audits

The Company has not yet filed its corporation income tax return for the reporting period ended July 31, 2014, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three (3) years from the date it is filed.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The retail market for umbrellas and consumer fashion is highly competitive. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging social media marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their umbrellas than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on September 17, 2013, and as of July 31, 2014 have not realized any revenues, incurred $4,136 in operating expenses since inception (September 17, 2013).

As of July 31, 2014, we had an accumulated deficit of $(4,136). We have a limited operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to achieve a sustainable sales level will cause us to go out of business.

Our auditors have issued a going concern opinion because there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to user privacy, content and copyrights. The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our services and increase our cost of doing business. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.

We depend on key personnel.

 Our future success will depend in part on the continued service of key personnel, particularly, Karen Travis, our President, Chief Executive Officer and Director. We have not entered into any engagement agreements with Ms. Karen Travis. If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

Our officers and directors live outside the United States, making it difficult for an investor to enforce liabilities in foreign jurisdictions.

We are a Delaware corporation and, as such, are subject to the jurisdiction of the State of Delaware and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since Ms. Travis, our sole officer and director, resides outside the United States, substantially all or a portion of their assets are located outside the United States. As a result, it may not be possible for investors to:

☐	effect service of process within the United States against your non-U.S. resident officers or directors;

☐	enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;

☐	enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

☐	bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

Our sole officer and director lives outside the United States, making it difficult for them to market and sell our products in our primary target market, New York.

We are a Delaware corporation and our principally targeting New York as our initial market to sell our umbrellas. However, since Ms. Travis, our sole officer and director, resides outside the United States, it will be very difficult for her to reach our target market. Ms. Travis will have to rely on traveling back and forth from her home in the United Kingdom to New York to meet with potential customers, designers, manufacturers and other key partners in the business.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Ms. Travis lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

The lack of any experience of Ms. Karen Travis, our sole officer and director, with the fashion industry or designing, manufacturing and selling umbrellas could adversely impact our ability to operate and generate revenues.

Ms. Travis lacks any experience in the fashion industry or in the umbrella sales industry. This lack of experience may, very likely, impair our ability to generate revenue. Her inexperience could result in our inability to design a marketable product. Additionally, it is possible, we may not be able to develop the necessary relationships to manufacture, produce or sell our umbrellas. This could lead to our business not being successful, our failure to generate revenue and our inability to operate which would cause us to cease operating.

Our officers, directors, consultants and advisors are involved in other businesses and not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are currently involved in other businesses and not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities which they may encounter, between our operations and those of other businesses.

Currently, Karen Travis, our President and sole Director can commit between 20 to 30 hours per week of their time to our business in her capacity as officer and director. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of one individual, who is also our sole executive officer. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because our Directors, who are also our sole promoters, will own 66.7 % of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors own 2,000,000 shares of our common stock which is 100% of the outstanding shares of our common stock as of the date of this Offering. If the minimum amount of the shares will be sold , or 1,000,000 shares of common stock , our Directors will own 66.7% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including control over the election of our directors, mergers, consolidations and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

You could be diluted from our future issuance of capital stock and derivative securities.

As of July 31, 2014, we had 2,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 100,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The requirements of being a public company may strain our resources and distract our management.

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $50,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus. No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY. This account is not an escrow, trust or similar account. It is merely a separate interest bearing savings account under our control where we have segregated your funds. Your subscription will only be deposited in a separate bank account under our name. Only Karen Travis, our Chief Executive Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus. The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.

Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us.

We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock value to decline.

We are deemed a “shell company” and as such our shares may not be saleable under Rule 144 and we are subject to additional reporting and disclosure requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As we have limited assets and no revenues, we are considered to be a shell company. As a shell company, our shares of common stock cannot be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to be resold through a registration statement declared effective by the SEC or by meeting the following conditions of Rule 144(i):

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. We have not engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

-	variations in our quarterly and annual operating results;
-	changes in general economic conditions;
-	changes in technologies favored by consumers;
-	price competition or pricing changes by us or our competitors;
-	new product offerings or other actions by our competitors; and
-	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.05 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in OranjTek Co.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in OranjTek Co will need to come through appreciation of the stock’s price.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

-	that a broker or dealer approve a person's account for transactions in penny stocks; and
-	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

-	obtain financial information and investment experience objectives of the person; and
-
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

-	sets forth the basis on which the broker or dealer made the suitability determination; and
-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.

Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "Exchange Act").

For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find its shares of common stock less attractive because we will rely on some or all of these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If we avail ourself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". We meet the definition of an "emerging growth company" and so long as we qualify as an "emerging growth company," we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth strategies, (iii) anticipated trends in the web development and marketing industry, (iv) our future financing plans and (v) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this Prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis - with a minimum of $50,000 in gross proceeds. The table below sets forth the use of proceeds if $50,000 (gross proceeds of the minimum offering), $75,000 or $100,000 (gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-effort minimum 1,000,000/ maximum 2,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds	50% Offering Proceeds	Maximum Offering Proceeds

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	18,012	18,012	18,012
Net proceeds	$31,988	$56,988	$81,988

The net proceeds will be used as follows:

	50%	75%	100%

Use of Proceeds	$50,000	$75,000	$100,000
Expenses associated with the offering (including Commissions)	$18,988	$18,988	$18,988
Design and develop our products	$10,338	$15,000	$15,000
Produce and manufacture our products	$10,337	$15,000	$15,000
To support sales and marketing efforts	$10,337	$15,000	$15,000
General working capital purposes	$0	$11,012	$36,012

There is no guarantee that we will sell any of the securities being offered in this offering.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.05 of our common stock has been arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. As of July 31, 2014, the net tangible book value of our shares of common stock was $33,014.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $133,014, or approximately $0.0333 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.0167 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0168 per share without any additional investment on their part. The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.0500 per share to $0.0167 per share.

After completion of this Offering, if 2,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 50% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $100,000, or $0.05 per share. Our existing shareholders will own approximately 50% of the total number of shares then outstanding, for which they earned as compensation of $2,000, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $83,014 or approximately $0.0277 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.0223 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0112 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.05 per share to $0.0277 per share.

After completion of this Offering, if 1,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 33.3% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $50,000, or $0.05 per share. Our existing shareholders will own approximately 66.7% of the total number of shares then outstanding, for which they earned as compensation, totaling $2,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.0010
Net tangible book value per share before offering	$0.0165
Net tangible book value per share after offering	$0.0333
Increase to present stockholders in net tangible book value per share after offering	$0.0168
Capital contributions (cash)	$35,150
Number of shares outstanding before the offering	2,000,000
Number of shares after offering held by existing stockholders	2,000,000
Percentage of ownership after offering	50.00%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.0500
Dilution per share	$0.0167
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	50.00%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.0010
Net tangible book value per share before offering	$0.0165
Net tangible book value per share after offering	$0.0277
Increase to present stockholders in net tangible book value per share after offering	$0.0112
Capital contributions (cash)	$35,150
Number of shares outstanding before the offering	2,000,000
Number of shares after offering held by existing stockholders	2,000,000
Percentage of ownership after offering	66.7%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.0500
Dilution per share	$0.0223
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	33.3%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.05 per share.

Funds from this offering will be placed in a separate bank account at Bank of America. This account is not an escrow, trust or similar account. It is merely a separate interest bearing savings account under our control where we have segregated your funds. Your subscription will only be deposited in a separate bank account under our name. Only Karen Travis, our Chief Executive Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes. The funds will be maintained in the separate bank until we receive a minimum of $50,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus. The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately be used by us. We will return your funds to you in the form a cashier’s check sent Federal Express on the 181st day, or 271st day in case of the extended period. During the 180 day period, or additional 90 days, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period, or within the additional 90 day period referred to above. There are no finders involved in our distribution. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.

The following are material changes that would entitle you to a refund of your money:

-	a change in the offering price;
-	a change in the minimum sales requirement;
-	a change in the amount of proceeds necessary to release the funds held in the separate bank account;
-	a change to allow sales to affiliates in order to meet the minimum sales requirement; and
-	an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Director, Karen Travis. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering. We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 2,000,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 1,000,000 share minimum has been reached and all 2,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person. All checks, money orders or certified funds for subscriptions must be made payable to OranjTek Co. The funds from all accepted subscriptions will be deposited into the Bank of America account until we receive a minimum of $50,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus. The accrued interest will be retained by us as proceeds of this offering. Only Karen Travis, our Chief Executive Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. In order to obtain funds needed to implement our business plan, we are attempting to raise money from this offering.

We currently have no contracts or relationships with suppliers, manufacturers, distributors or potential customers or clients to produce, manufacture, distribute or sell our products. We are relying on our sole officer and director, Karen Travis to develop these relationships. She plans to develop key relationships in this industry by attending international umbrella design shows and by networking with individuals that she meets in the fashion industry. However, to date, we have not developed any key relationships so it is uncertain whether we will be able to succeed in developing the necessary relationships to be successful in designing, producing and selling our umbrellas.

If we raise the minimum amount through this offering, we will be able to achieve the short-term goals of our business plan and to continue operations and remain in business for the next 12 months. If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations. However, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years. If we raise less than the maximum amount and we require additional funds, it may be necessary for us to obtain additional funds. We, however, have no other financing plans, other than described above.

We estimate that expenses of being a public reporting company with the SEC will be approximately $20,000 per year. This amount includes audit and review fees of our financial statements of $10,000, filing fees (annual and quarterly reports) of $5,000 and legal and other professional fees of $5,000.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of operations and cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, administration expenditures associated with daily operations, accounting and audit fees, and legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our common stock in order to continue to implement our business plan. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

OranjTek, Co. is a retail company that designs and will deliver an umbrella that will be attractive to high end designers and more durable than the current umbrellas on the market. To date, we have not completed any designs and have not manufactured any umbrellas but we expect to do so following completion of this offering.

Results of operations for the period from September 17, 2013 (Inception) through July 31, 2014

We were formed on September 17, 2013. Accordingly, the results of operations during the first fiscal year ended July 31, 2014 are not necessarily indicative of the results that we expect for future fiscal year ends. All revenues, cost of revenues and operating expenses during our fiscal 2014 were affected by the shorter reporting period compared to the full year of operations.

We did not generate any revenue for our fiscal year ended July 31, 2014. Accordingly, we did not have any cost of revenue for the period ended July 31, 2014. For the period from September 17, 2013 (inception) through July 31, 2014, we have operating expenses of $4,136 and a net loss of $4,136.

Once we have finalized our umbrellas and have manufactured them and started selling them , we will generate all of our revenues from the sale of the umbrellas . We are still working on finalizing the design of the umbrella and once the design is complete, we will look for high-end fashion companies to support the design and work with us to finalize the product and get it distributed for retail sales. We do not have any existing contracts with any clients but hope to be able to establish relationships and enter into contracts with fashion designers once our design is completed. If we will not be able to attract clients or fashion designers, we may not generate revenue and our business could be harmed. As of today, we have not had any orders for our umbrellas.

Operating Expenses

The major components of our operating expenses for the fiscal year ended July 31, 2014 are outlined in the table below:

For the Period from September 31, 2013 (Inception) through July 31, 2014

Professional fees	$2,000
Salary and compensation – officer	2,000
General and administrative expenses	136
$4,136

We commenced our operations in September of 2013 and incurred expenses related to implementation of our business plan. The shorter reporting period in our fiscal 2014 affected categories of operating costs and expenses charged on a monthly basis, such as officer compensation and general and administrative expenses.

Since inception, we have issued 2,000,000 shares of common stock at $0.001 per share to our Director for services rendered in setting the company up and organizing the corporation.

Liquidity and Capital Resources

July 31, 2014
Current Assets	$33,014
Current Liabilities	$(0)
Working Capital (Deficiency)	$33,014

Liquidity

We did not generate any revenue for the period ended July 31, 2014. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan; however, there is no assurance can be given that we will be successful in our equity offering.

Currently, we have no clients, have no revenue and have not achieved profitability or positive cash flow. If we are not successful in obtaining clients, becoming profitability and creating positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot achieve profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

The table below, for the period indicated, provides selected cash flow information:

For the Period from September 17, 2013 (inception) through July 31, 2014

Cash provided by (used in) operating activities	$(7,136)
Cash provided by (used in) investing activities	$-
Cash provided by (used in) financing activities	$35,150
Net increase in cash	$28,014

Cash Flows from Operating Activities

Our cash flows from operating activities of $(7,136) from September 17, 2013 (Inception) through July 31, 2014 are the result of operating costs and no revenues. The major uses of our operating cash include funding general operating expenses (legal and professional expenses, consulting, and general and administrative expenses).

Cash Flows from Investing Activities

We did not use or generate any cash from investing activities from September 17, 2013 (Inception) through July 31, 2014.

Cash Flows from Financing Activities

From September 17, 2013 (Inception) through July 31, 2014 the Company received $35,150 from the stockholder, officer and director as additional paid-in capital.

We believe that we need approximately an additional $50,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months. Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan. As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Plan of Operations

As of September 30, 2014, our cash balance was $28,014. We may not be able to raise sufficient funds from this offering to sustain our operations. Ms. Karen Travis, our sole officer and director, has informally agreed to advance funds on an as needed basis. Ms. Travis, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We do not currently have any arrangements for additional financing.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

Over the next twelve months, we intend to complete the following corporate milestones:

Design and Manufacture

-	Complete the first prototype of our first line of umbrella designs. We expect this to take 3 months and cost approximately $10,000.
-	Work with a manufacture to develop prototype samples which will take 2 months after our designs are completed. This is expected to cost $5,000.
-	Once the prototype is finalized, agreed upon and approved, we will place the order with the manufacturer. This will take 3 months to complete and will cost approximately $15,000.

Marketing

-
While we are designing and manufacturing our umbrellas, we will be designing and finalizing our website. We expect that the initial launch of our website will coincide with the announcement of our product line. We anticipate that this will occur in the next six (6) months and will cost approximately $5,000.

-
In addition to finalizing the website, we will also be implementing a marketing plan and initiative to bring awareness of our product line to key fashion vendors and begin developing relationships with these people. We believe that within 24 months, we will be able to develop enough relationships to begin to generate revenue. We expect our marketing initiative will cost approximately $15,000.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Overview

We believe that there is demand for a high end durable umbrella. We will strive to create a durable umbrella while still targeting the high-end fashion marketplace.

We will strive to provide an umbrella that is guaranteed to last a long time with the same attractive and popular design that are being sold by high-end designers.

Our Business

Description of Business

Our mission is to bring together elegance of high fashion with practical durable umbrellas. We strive to deliver an umbrella to consumers that will last longer than current umbrellas in the marketplace and that are very fashionable and accepted by the highest fashion designers in the world.

We do not currently have any umbrellas designed or any umbrellas in production . We are working to launch our first design and bring it to production over the next twelve months.

OranjTek’s strategy and implementation has initially focused on market research, monitoring consumer trends and working with top designers for the R&D period. We will have two initial designs completed in the first quarter of 2015. Once we have approved the designs we will have prototype samples completed. When we are satisfied with our prototype samples we will enter into an agreement with a manufacturer to produce the umbrellas. During this period, our corporate website will be designed with e-commerce integration to properly convey the brand. Initial marketing will be focused around getting the umbrellas in the eyes of the public using social media and driving traffic to the website. A simple mobile application may also be developed that serves as a high end showroom with check-out options on the application. We also intend to sell the umbrellas through other web retailers such as amazon.com. We also expect to start offering our umbrellas for sale in upscale retail stores such as New York, London and Tokyo. No retail stores are expected to be opened.

Marketing

We expect to start offering our umbrellas for sale in upscale retail stores in New York. We also expect to get brand awareness by participating in fashion shows and displaying our umbrellas at fashion runway shows in New York. We also expect to engage a public relations agency in New York City to help promote our products and get them exhibited online and at various trade shows.

Competition

High-end fashion designers will be our biggest competition. Fashion designers such as Coach, Burberry, Louis Vuitton, Michael Kors already provide umbrellas for their consumers and have brand recognition. Entering this marketplace will be highly competitive and may be difficult to do if our products are comparable to the umbrellas that are already being produced by these high-end fashion designers.

We expect to complete our offering within two to six months from the effective date of our registration statement.

To date, we have focused on designing the umbrellas and working to implement the design and production stage. Over the next twelve months, we hope to have 2 to 3 designs that we can showcase and on our website begin offering for resale to some top-designers and high-end retail stores. Additionally, depending on the amount of funds raised, we would like to engage a public relations company to help market and distribute our product. The scope of services offered will depend on the amount raised through this offering.

If we do not sell the minimum amount of shares, we will be forced to indefinitely postpone the development and launch of these services.

We currently have no contracts or relationships with suppliers, manufacturers, distributors or potential customers or clients to produce, manufacture, distribute or sell our products. We are relying on our sole officer and director, Karen Travis to develop these relationships. She plans to develop key relationships in this industry by attending international umbrella design shows and by networking with individuals that she meets in the fashion industry. However, to date, we have not developed any key relationships so it is uncertain whether we will be able to succeed in developing the necessary relationships to be successful in designing, producing and selling our umbrellas.

Financing

We intend to raise a minimum of $50,000 and up to a maximum of $100,000 of gross proceeds from this Offering. Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. If we are unable to generate profits or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Emerging Growth Company Status under the JOBS Act

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

●	The first fiscal year after its annual revenues exceed $1 billion;
●	The first fiscal year after the fifth anniversary of its IPO;
●	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
●	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

●	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
●
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

●	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
●	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

●	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
●	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
●	The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

●
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

●	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
●	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Description of Property

Our principal executive offices are located at 3422 Old Capital Trail, Suite 700, Wilmington, Delaware 19808 and our telephone number is 302-295-6635. Our primary website address is www.oranjtek.co. We do not hold ownership or leasehold interest in any property and pay our office rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Karen Travis	38	President, Chief Executive Officer, Director

The Director will serve as Director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Karen Travis

Ms. Karen Travis holds her master’s degree from Cornell University and has 18 years’ of experience within the real estate industry. She is passionate about the fashion industry and has incorporated this company with the intent on revolutionizing the umbrella industry. From 2008 until December 2013, Ms. Travis worked at Morgan Stanley Bank AG as an associate in the real estate private equity division. In August 2014, Ms. Travis became the VP of Marketing and Business Development with Hatfield Philips Deutchland GmbH. Ms. Travis holds a Master’s Degree from Cornell University.

Ms. Travis is the sole shareholder of OranjT ek Co and she feels like she has the experience, passion, ability and resourcefulness to be our sole director.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors who also serve as the sole officers of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of our directors is not “independent” within the meaning of such rules.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on September 17, 2013 through July 31, 2014, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)

Karen Travis	2014	2,000	0	0	0	0	0	0	2,000
President, CEO

We do not have an employment agreement with Ms. Karen Travis.

The following table sets forth information with respect to compensation paid by us to our directors during the period from September 17, 2013 (inception) through July 31, 2014.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Karen Travis	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership as of July 31, 2014 of our common stock by each of our Directors and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of July 31, 2014, there were 2,000,000 common shares issued and outstanding. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

				Percent of	Percent of
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Class After Offering with Minimum Number of Shares Sold	Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Karen Travis, President C.E.O. and Director	2,000,000	100%	66.7%	50.0%

	All Officers and Directors as a Group (2 persons)	2,000,000	100%	66.7%	50.0%

(1) Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Karen Travis	President and Director

For the period from September 17, 2013 (inception) to July 31, 2014, our stockholder, officer and director of the Company contributed $35,150 in cash as additional paid-in capital.

We were incorporated in the State of Delaware on September 17, 2013. In connection with incorporation, we issued 2,000,000 shares of common stock to Karen Travis, our founder, for services rendered.

Free Office Space

The Company has been provided a virtual office space located 3422 Old Capital Trail, Suite 700 , Wilmington, Delaware 19808 . We pay an annual fee of $315 for our virtual office space. Depending on the amount of mail that we receive and the use of our office, we may incur other service fees. We also pay $36.90 per month for the phone service and an answering service. We do not have a contract or lease agreement for this arrangement. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of OranjTek Co. consists of 100,000,000 common shares, $0.001 par value.

Holders of common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

We have not and do not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Rule 144 Restrictions on Resale

The Company is a shell company in accordance with the Securities Act of 1933. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(l), if available, for non-affiliates; or by meeting the following conditions of Rule 144(I):

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of 2,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 2,000,000 issued and outstanding shares have been held since September 17, 2013, and are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our Director is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

The provisions of Delaware law and our Certificate of Incorporation and by-laws could have the effect of discouraging others from attempting unsolicited takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

During the past ten years, Mrs. Karen Travis has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which she was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mrs. Travis’ involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this Prospectus and the Registration Statement have been audited by Li and Company, PC, our independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Szaferman Lakind Blumstein & Blader, PC, our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

___________________

[Back Page of Prospectus]

PROSPECTUS

SHARES OF COMMON STOCK
1,000,000 Minimum – 2,000,000 Maximum

ORANJTEK CO.
_____________________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$12.88
Federal Taxes	$0
State Taxes and Fees	$500
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$12,500
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$18,012.88

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Delaware, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on September 17, 2013. In connection with incorporation, we issued 2,000,000 shares of common stock to our founder for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation
3.2	Bylaws
4.2	Subscription Agreement (to be filed by amendment)
5.1	Legal Opinion (to be filed by amendment)
23.1	Consent of Li and Company, PC

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware, on December 9, 2014.

ORANJTEK CO.

By:	/s/ Karen Travis
Karen Travis
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karen Travis	Chief Executive Officer,	December 9, 2014
Karen Travis	Principal Financial Officer and Principal Accounting Officer